UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	32-2687639
(Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

39400 Woodward Avenue, Suite 130, Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-136263

Item 1.                              Description of Registrant’s Securities to be Registered

A description of the registrant’s common stock, $0.01 par value per share (the “Common Stock”), as required by Item 202 of Regulation S-K, is contained in the Registration Statement on Form S-1 (Reg. No. 333-136263) of TriMas Corporation (the “Registration Statement”), filed with the Securities and Exchange Commission on August 3, 2006, as thereafter amended, under the caption “Description of Capital Stock,” and is incorporated herein by reference.  Such description will be included in the form of prospectus subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed incorporated herein by reference.

Item 2.                              Exhibits

Under the instruction as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange, Inc. and the shares of Common Stock registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRIMAS CORPORATION

	By	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: General Counsel

Date: May 17, 2007